UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 13, 2014

Ally Financial Inc.
(Exact name of Registrant as Specified in Charter)

DELAWARE	1-3754	38-0572512
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

200 Renaissance Center
P.O. Box 200 Detroit, Michigan
48265-2000
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (866) 710-4623

Not Applicable
(Former name or Former Address, if Changed Since Last Report)

__________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2014, Ally Financial Inc. (“Ally”) announced that it has named Jeffrey Brown (JB), currently senior executive vice president of Finance and Corporate Planning, to the role of president and chief executive officer of the Dealer Financial Services business. In this role, Brown will have oversight for the company’s leading automotive finance, insurance and auto servicing operations. He will continue to report to Ally Chief Executive Officer Michael A. Carpenter.

Following a career of more than 30 years with Ally and its former parent, William (Bill) Muir, Ally president and current head of the Dealer Financial Services business, has elected to retire by year-end. Muir and Brown are committed to an orderly transition of responsibilities over the coming months.

Brown’s current financial responsibilities will be transferred to Ally Chief Financial Officer Chris Halmy. With this move, Halmy will have responsibility for all of Ally’s finance, treasury and capital markets activities.

Brown was appointed senior executive vice president of Finance and Corporate Planning in June 2011 and has played a leading role in strengthening Ally’s capital and liquidity profile, executing on the company’s strategic transformation efforts and repaying the U.S. taxpayer’s investment. Brown joined Ally in March 2009 as corporate treasurer and, prior to this, he was the corporate treasurer for Bank of America.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ally Financial Inc. Registrant

Date:	March 13, 2014	/s/ David J. DeBrunner
David J. DeBrunner
Vice President, Chief Accounting Officer and Controller